SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October  20, 2003

                _________________________________________________
                Date of Report (Date of earliest event reported)


                       INTERCELL INTERNATIONAL CORPORATION
              _____________________________________________________
             (Exact name of Registrant as specified in its charter)


            Nevada                      0-14306                84-0928627
   ___________________________________________________________________________
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
        of incorporation)                                Identification Number)


                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            ________________________________________________________
              (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
             ______________________________________________________
              (Registrant's telephone number, including area code)


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ITEM 2  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On October 20, 2003, Intercell International Corporation ("Registrant") signed an acquisition agreement to acquire a controlling 60% equity interest in Brunetti DEC, LLC, a Colorado limited liability corporation (the "Brunetti") for Seven Hundred Thousand Dollars ($700,000.00) (the "Purchase Price") in cash. The Seven Hundred Thousand Dollars ($700,000.00) is to be used by Brunetti for operations.

 The source of the funds used by Registrant to make the acquisition was its own working capital. The purchase price was negotiated between the Registrant and the owners of Brunetti as indicative of a fair valuation of the interest acquired.

The transaction closed on October 20, 2003.

In addition to the 60% interest in Brunetti, the Registrant has a representative on the Managers Board of Brunetti. Brunetti was also given the right to nominate one person to the Board of Directors of the Registrant. The Registrant's Board of Directors accepted the nomination of Mr. Charles Brunetti to the Board of Directors of the Registrant. Mr. Brunetti is the President and Chief Executive Officer of Brunetti.

The owners of Brunetti, Messrs. Beal and Brunetti will each receive a Five Hundred Thousand (500,000) share stock option under the Registrant's 1995 Compensatory Stock Option Plan. Such stock options will have a term of ten years and an exercise price of $0.51. Further, neither option is eligible to be exercised for a period of one year.

Brunetti provides consulting, design, engineering and construction services for the installation of new communication technology systems consisting of voice, video and data and fiber optic network wiring and cabling and fixed wireless infrastructures. Specifically, Brunetti provides the "last mile" connectivity from the larger fiber optic systems installed by the larger companies to rural areas and small municipalities. Brunetti is focused on government clients, especially small municipalities who want, through municipally owned systems, to provide economic development, healthcare, public safety, education and other services to their communities of equal quality to what is provided to the citizens of major metropolitan areas.

For further information please refer to Item 7 of this report.


ITEM 5  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

In anticipation of the acquisition of Brunetti, mentioned above, the Registrant arranged financing. The Registrant in exchange for ten million, eight hundred and fifty thousand (10,850,000) shares of its restricted common stock and three million, two hundred and fifty-five thousand (3,255,000) warrants (the "Warrants") to purchase three million, two hundred and fifty-five thousand (3,255,000) shares of the Registrant's restricted common stock, received One Million, Eighty-five Thousand Dollars ($1,085,000.00). The money was used to purchase a 60% interest in Brunetti and to support future operations of the Registrant.

The Warrants have an exercise price of $0.10 and provide for a cashless exercise. The Warrants have a term of five (5) years.

Effective October 20, 2003 at 11:59 p.m., Paul H. Metzinger, President and Chief Executive Officer and a director of the Registrant, resigned his position as the President, Chief Executive Officer and a director of the Registrant.

Effective  October  21, 2003, the Board of Directors of the Registrant appointed
R. Mark Richards the President and Chief Executive Officer of the Registrant. Mr. Richards has served as director on the Board of Directors of the Registrant since February 2000. Mr. Richards has taken a Five Hundred


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Thousand  (500,000)  share stock option under the Registrant's 1995 Compensatory
Stock Option Plan, as compensation for the position.

Effective October 1, 2003, the Board of Directors of the Registrant appointed Kristi J. Kampmann, the Chief Financial Officer of the Registrant. In addition, Ms. Kampmann was appointed to the managers of Brunetti. Ms. Kampmann has served as the corporate secretary of the Registrant since July 1999. Ms. Kampmann received a Five Hundred Thousand (500,000) share stock option under the Registrant's 1995 Compensatory Stock Option Plan.


ITEM 7  FINANCIAL  STATEMENTS  AND  EXHIBITS

A.   Financial  Statements

     Financial Statements of the acquired corporation will be provided within the time period specified by the rules relating to filing reports on a Current Report on Form 8K, by amendment.

     2. Agreement for Purchase of Ownership Interest, dated October 20, 2003, by and between, Brunetti DEC, LLC and Intercell International Corporation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 21, 2003                   INTERCELL INTERNATIONAL
                                               CORPORATION




                                         /s/ Kristi J. Kampmann
                                         ----------------------------------
                                         Kristi J. Kampmann,
                                         Chief Financial Officer


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